Exhibit (k)(3)

LAZARD ALTERNATIVE STRATEGIES 1099 FUND

(the "Fund")

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENT, each person whose signature appears below hereby constitutes and appoints NATHAN PAUL and TAMAR GOLDSTEIN, and each of them acting singly, to be his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign the Fund's Registration Statement on Form N-2 to be filed with the Securities and Exchange Commission (the "SEC") on or about June 9, 2014, and any amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Each of the undersigned hereby executes this Power of Attorney as of this 5th day of June, 2014.

Signature	Title	Date
/s/ Kenneth S. Davidson	Trustee	June 5, 2014
Kenneth S. Davidson
/s/ Nancy Eckl	Trustee	June 5, 2014
Nancy Eckl
/s/ Trevor W. Morrison	Trustee	June 5, 2014
Trevor W. Morrison
/s/ Leon Pollack	Trustee	June 5, 2014
Leon Pollack
/s/ John R. Reinsberg	Trustee	June 5, 2014
John R. Reinsberg
/s/ Richard Reiss	Trustee	June 5, 2014
Richard Reiss
/s/ Robert M. Solmson	Trustee	June 5, 2014
Robert M. Solmson